UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 07, 2016

FUTURELAND CORP.
(Exact name of registrant as specified in charter)

Colorado	000-53377	41-2230041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

FutureLand Corp. 10901 Roosevelt Blvd, 1000c Saint Petersburg, Florida		33716
(Address of principal executive offices)		(Zip Code)

(727) 474-0221
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01. Other Events.

The Company announces today that its Board of Directors have approved incorporating a FutureLand Corp. subsidiary called FutureLand CA, LLC., for the purpose of mergers and acquisitions of specialty zoned properties and/or established medical and soon to be recreational grow fasciitis in the State of California. With the upcoming vote and expected passing of Proposition 64 in California, the windfall of the expected legalization is estimated to be between $1.5 and $4.5 billion per year which could swell to $6 billion or more by 2020. The Company is expected to fully benefit from such historic move to legalize recreational Marijuana in the biggest market of the industry in the United States.

Alongside our properties in Colorado and Oregon, the Company expects to continue its purchase of multi-acre properties in northern and southern California in 2017, to continue its growth trajectory hence maximizing revenue potential.

This is a pivotal year for American drug policy. More states than ever will consider easing restrictions on marijuana use this November: Voters in five states will decide whether to fully legalize recreational use, while voters in four more will weigh in on whether to allow medical marijuana. Big state victories for the pro-marijuana contingent -- recreational weed in California, medical marijuana in Florida -- could widen the gap between state and federal marijuana policies, ratcheting up pressure on Congress and the next presidential administration to provide a fix.

The vote alone, on Proposition 64 in California, can eradicate the stigmas against cannabis as it will become legal for adult use. The proposition details a plan to protect children and potentially generate over $1B in tax revenue for the state of California. Initially, the total retail value of medical marijuana consumed in California can be estimated at between $1.5 and $4.5 billion per year which could swell to $6 billion or more by 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURELAND CORP.

Date: November 07 2016	By: /s/ Cameron Cox
Cameron Cox, Principal Executive Officer